Exhibit 4.3

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Schedule A     -     Investors

Schedule B     -     Key Holders

Schedule C     -     Non-Compete Parties

Exhibit A        -     Consent of Spouse

i

RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of the 30 day of April, 2018 by and among Inhibrx, Inc., a Delaware corporation formerly known as Tenium Therapeutics, Inc. (the “Company”), the Investors (as defined below) listed on Schedule A and the Key Holders (as defined below) listed on Schedule B.

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 30, 2018, by and among certain Target Parties (as defined therein) and the Company (the “Merger Agreement”), certain Investors received shares of Preferred Stock (as defined below) of the Company, set forth opposite the name of such Investors on Schedule A, and certain Key Holders became the beneficial owner of the number of shares of Capital Stock set forth opposite the name of such Key Holder on Schedule B;

WHEREAS, in connection with the consummation of the transactions contemplated by that certain Exchange Agreement, dated as of April 30, 2018, by and among the Members (as defined therein) and the Company (the “Exchange Agreement”), certain Investors received shares of Preferred Stock set forth apposite the name of such Investors on Schedule A and certain Key Holders became the beneficial owner of the number of shares of Capital Stock set forth opposite the name of such Key Holder on Schedule B;

WHEREAS, the Company anticipates entering into a Series Mezzanine 2 Preferred Stock Purchase Agreement with certain parties that will become party to this Agreement (the “Future Purchasers”) on such date and with such terms as are to be determined by the Company (the “Purchase Agreement”); and

WHEREAS, the Key Holders and the Company desire to further induce certain of the Investors to approve the Merger Agreement and the Exchange Agreement and the Future Purchasers to purchase the Preferred Stock pursuant to the Purchase Agreement.

NOW, THEREFORE, the Company, the Key Holders and the Investors agree as follows:

1.    Definitions.

1.1    “Affiliate” means, with respect to any specified Investor, any other Investor who directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer, director or trustee of such Investor, or any venture capital fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Investor.

1.2    “Board of Directors” means the board of directors of the Company.

1.3    “Capital Stock” means (a) shares of Common Stock, Series Mezzanine 1 Preferred Stock (whether now outstanding or hereafter issued in any context) and Series Mezzanine 2 Preferred Stock (whether now outstanding or hereafter issued in any context) (collectively, the “Preferred Stock”), (b) shares of Common Stock issued or issuable upon

1

conversion of Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.

1.4    “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.5    “Common Stock” means shares of Common Stock of the Company, $0.0001 par value per share.

1.6    “Company Notice” means written notice from the Company notifying the selling Key Holders and each Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.7    “Investor Notice” means written notice from any Investor notifying the Company and the selling Key Holder(s) that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.8    “Investors” means the persons named on Schedule A hereto, each person to whom the rights of an Investor are assigned pursuant to Subsection 6.9, each person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.11 and any one of them, as the context may require; provided, however, that any such person shall cease to be considered an Investor for purposes of this Agreement at any time such person and his, her or its Affiliates collectively hold fewer than 100,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction).

1.9    “Key Holders” means the persons named on Schedule B hereto, each person to whom the rights of a Key Holder are assigned pursuant to Subsection 3.1, each person who hereafter becomes a signatory to this Agreement pursuant to Subsection 6.9 and any one of them, as the context may require.

1.10 “LAV” means LAV Summit Limited.

1.11    “Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.

1.12    “Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.

1.13 “Prospective Transferee” means any person to whom a Key Holder proposes to make a Proposed Key Holder Transfer.

2

1.14    “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.15    “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.16    “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.17    “Secondary Notice” means written notice from the Company notifying the Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.18    “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.19    “Transfer Stock” means shares of Capital Stock owned by a Key Holder (which, for the avoidance of doubt, does not include any Preferred Stock held by an Investor) or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like).

1.20    “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2.    Agreement Among the Company, the Investors and the Key Holders.

2.1    Right of First Refusal.

(a)    Grant. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)    Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer must deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Key Holder Transfer. To exercise its Right of First Refusal

3

under this Section 2, the Company must deliver a Company Notice to the selling Key Holder and the Investors within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company.

(c)    Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 3 below, each Key Holder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Subsection 2.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Key Holder Transfer, the Company must deliver a Secondary Notice to the selling Key Holder and to each Investor to that effect no later than fifteen (15) days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor must deliver an Investor Notice to the selling Key Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d)    Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors pursuant to Subsections 2.1(b) and (c) with respect to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Subsection 2.1(c) (the “Investor Notice Period”), then the Company shall, within five (5) days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Subsection 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor must deliver an Undersubscription Notice to the selling Key Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Subsection 2.1(d) shall be allocated to such Exercising Investors pro rata based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

(e)    Forfeiture of Rights. Notwithstanding the foregoing, if the total number of shares of Transfer Stock that the Company and the Investors have agreed to purchase in the Company Notice, Investor Notices and Undersubscription Notices is less than the total number of shares of Transfer Stock, then the Company and the Investors shall be deemed to have forfeited any right to purchase such Transfer Stock, and the selling Key Holder shall be free to sell all, but not less than all, of the Transfer Stock to the Prospective Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including, without limitation, the

4

terms and restrictions set forth in Subsections 2.2 and 6.9(b); (ii) any future Proposed Key Holder Transfer shall remain subject to the terms and conditions of this Agreement, including this Section 2; and (iii) such sale shall be consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the Right of First Refusal and Secondary Refusal Right on the terms set forth herein.

(f)    Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

2.2    Right of Co-Sale.

(a)    Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is not purchased pursuant to Subsection 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Subsection 2.2(b) below and, subject to Subsection 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor who desires to exercise its Right of Co-Sale (each, a “Participating Investor”) must give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b)    Shares Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s Capital Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer (excluding shares purchased by the Company or the Participating Investors pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor immediately before consummation of the Proposed Key Holder Transfer and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer, plus the number of shares of Transfer Stock held by the Key Holders. To the extent one (1) or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

5

(c)    Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with this Subsection 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Subsection 2.2.

(d)    Allocation of Consideration.

(i)    Subject to Subsection 2.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Subsection 2.2(b), provided that if a Participating Investor wishes to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock.

(ii)    In the event that the Proposed Key Holder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Key Holder in accordance with Sections 2.1 and 2.2 of Article IV(B) of the Restated Certificate as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding.

(e)    Purchase by Selling Key Holder; Deliveries. Notwithstanding Subsection 2.2(c) above, if any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a Purchase and Sale Agreement reasonably satisfactory to the Participating Investors, no Key Holder may sell any Transfer Stock to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Subsection 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Key Holder to such Participating Investor or Investors shall be made in accordance with the first sentence of Subsection 2.2(d)(ii). In connection with such purchase by the selling Key Holder, such Participating Investor or Investors shall deliver to the selling Key Holder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Key Holder (or request that the Company effect such transfer in the name of the selling Key Holder). Any such shares transferred to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Subsection 2.2(e).

6

(f)    Additional Compliance. If any Proposed Key Holder Transfer is not consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they first comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Subsection 2.2.

2.3    Effect of Failure to Comply.

(a)    Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

(b)    Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(c)    Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Investor who desires to exercise its Right of Co-Sale under Subsection 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Participating Investor the type and number of shares of Capital Stock that such Participating Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Subsection 2.2. The sale will be made on the same terms, including, without limitation, as provided in Subsection 2.2(d)(i) and the first sentence of Subsection 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Participating Investor learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Subsection 2.2. Such Key Holder shall also reimburse each Participating Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor’s rights under Subsection 2.2.

3.    Exempt Transfers.

7

3.1    Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Subsections 2.1 and 2.2 shall not apply (a) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, (c) in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Key Holder or any such family members; or (d) to the sale by the Key Holder of up to 5% of the Transfer Stock held by such Key Holder as of the date that such Key Holder first became party to this Agreement; provided that in the case of clause(s) (a), (c) or (d), the Key Holder shall deliver prior written notice to the Investors of such gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2.

3.2    Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”); or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

4.    Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Subsection 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

8

5.    Lock-Up.

5.1    Agreement to Lock-Up. Each Key Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s initial public offering (the “IPO”) and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (a) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Capital Stock held immediately prior to the effectiveness of the registration statement for the IPO; or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Capital Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Capital Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 5 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Key Holders if all officers, directors and holders of more than one percent (1%) of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) enter into similar agreements. The underwriters in connection with the IPO are intended third-party beneficiaries of this Section 5 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Key Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 5 or that are necessary to give further effect thereto.

5.2    Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Key Holder (and transferees and assignees thereof) until the end of such restricted period.

6.    Restriction on Competition. Unless a majority-in-interest of the Investors (including LAV) otherwise consent in writing, each person named on Schedule C (each a “Non-Compete Party”) (a) so long as such Non-Compete Party is a director, officer, employee or a direct or indirect holder of Capital Stock, shall devote no less than substantially all of his/her business time and attention to the business of the Company, use his/her best efforts to develop the business and interests of the Company, and refrain from being employed by any Person other than the Company or its Affiliates except with respect to any position being held by such Non-Compete Party as of the date of this Agreement that has been disclosed to the Investors, and (b) so long as such Non-Compete Party is a director, officer, employee or a direct or indirect holder of Capital Stock and for two (2) years after such Non-Compete Party is no longer a director, officer, employee or a direct or indirect holder of Capital Stock, shall not, and shall cause his/her Affiliates not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of the Company or otherwise competes with the Company or its business as now conduct or currently contemplated to be conducted (a “Restricted Business”), provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by such Non-Compete Party, directly or indirectly, of less than 1% of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer

9

or commercial partner of the Company or its Affiliates for the purpose of offering to such customer or commercial partner products or services similar to or competing with those offered by the Company or its Affiliates, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of the Company or its Affiliates for the purpose of inducing any such Person to terminate its business relationship with the Company or its Affiliates, or (iii) solicit or entice away or endeavour to solicit or entice away any current or former director, officer, consultant or employee of the Company or any of its Affiliates. Each of the Non-Compete Party expressly agrees that the limitations set forth in this section are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this section is more restrictive than permitted by the laws of any jurisdiction in which a party seeks enforcement thereof, then this section will be enforced to the greatest extent permitted by applicable law. Each of the undertakings contained in this section shall be enforceable by the Company and each Investor separately and independently of the right of the Company and the other Investors.

7.    Miscellaneous.

7.1    Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s IPO; and (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

7.2    Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

7.3    Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

7.4    Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the District of the Southern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California or the United States District Court for the District of the Southern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS

10

INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(a)    Any dispute, controversy, or claim (each a “Dispute”) arising out or relating to this Agreement or the breach thereof shall be finally resolved by arbitration administered by the American Arbitration Association (“AAA”) under its then applicable Commercial Arbitration Rules (the “Rules”), excluding its Supplementary Rules for Class Arbitrations. The place of arbitration shall be San Diego, California, U.S.A. The arbitration shall be conducted in English by one arbitrator appointed in accordance with the Rules.

(b)    Joinder in the arbitration of any party who or that is not a party to this Agreement is not permitted. Consolidation of any arbitration hereunder with any other arbitration proceeding is not permitted. The Expedited Procedures of the Rules shall apply irrespective of the amount in dispute, and notwithstanding the provisions of Rules R-1(b), and the Procedures for Large, Complex Commercial Disputes shall not apply, irrespective of the amount in dispute, notwithstanding the provisions of Rules R-1(c).

(c)    Each party shall bear its own costs in respect of any proceedings hereunder.

(d)    Except as may be required by law, no party nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to this Agreement.

(e)    As a prerequisite to the commencement of arbitration of any Dispute, the parties hereto shall use their best efforts to settle the Dispute by the following procedure. In the event of a Dispute, any party may give written Notice of the Dispute to the other parties hereto, specifying its nature, and shall therein demand a period of negotiation. The parties shall thereupon consult and negotiate with each other in good faith in an effort to reach a settlement concerning the Dispute. If the parties do not reach a settlement of the Dispute within a period of 60 days following the date of receipt of the aforesaid Notice by all parties, any party to this Agreement may then commence arbitration as aforesaid.

7.5    Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail

11

or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereof, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, it shall be sent to 1099 N. Torrey Pines Road, Suite 280, La Jolla, CA 92037, Attention: Mark Lappe; and a copy (which shall not constitute notice) shall also be sent to Jeremy Glaser, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

(b)    Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

7.6    Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.7    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.8    Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holder, and (c) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (voting as a single separate class and on an as-converted basis). Any amendment, modification, termination or waiver so effected

12

shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion, (ii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, if such amendment, modification, termination or waiver would adversely affect the rights of such Investor in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors under this Agreement, (iii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders, and (iv) Schedule A hereto may be amended by the Company from time to time to add information regarding Future Purchasers without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.9    Assignment of Rights.

(a)    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)    Any successor or permitted assignee of any Key Holder, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

(c)    The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except (i) by an Investor to any Affiliate, or (ii) to an assignee or transferee who acquires at least 400,000 shares of Capital Stock (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee.

13

(d)    Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

7.10    Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.11    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

7.12    Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California, U.S.A., applicable to contracts wholly made and performed therein by domiciliaries thereof.

7.13    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.14    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.15    Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

7.16    Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

7.17    Consent of Spouse. If any Key Holder is married on the date of this Agreement, such Key Holder’s spouse shall execute and deliver to the Company a Consent of Spouse in the form of Exhibit A hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Key Holder’s shares of Transfer Stock that do not otherwise exist by operation of law or the agreement of the parties. If any Key Holder should marry or remarry subsequent to the date of this Agreement, such Key Holder shall within thirty (30) days

14

thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[Remainder of Page Intentionally Left Blank]

15

IN WITNESS WHEREOF, the parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

INHIBRX, INC.

/s/ Mark Lappe
Mark Lappe, Chief Executive Officer

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

KEY HOLDERS:

/s/ Mark Lappe
Mark Lappe

EFFICACY CAPITAL, LLC

/s/ Mark Lappe
Mark Lappe Managing Member

MARK LAPPE ROTH IRA

/s/ Mark Lappe Mark Lappe

THE ALPHA-1 PROJECT, INC.

By:	/s/ Juan-Marc Quach
Name:	Juan-Marc Quach
Title:	President and CEO

Abrahim Hussain
Printed Name of Individual

/s/ Abrahim Hussain
Signature of Individual

Amir Razai
Printed Name of Individual

/s/ Amir Razai
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Analeah Heidt Printed Name of Individual /s/ Analeah Heidt Signature of Individual

Andrew Hollands Printed Name of Individual /s/ Andrew Hollands Signature of Individual

Annino Family Trust Printed Name of Entity

By:	/s/ Alfredo Annino

Name:	Alfredo Annino

Title:	Trustee

Arild Johansen Printed Name of Individual /s/ Arild Johansen Signature of Individual

Brad Hayes Printed Name of Individual /s/ Brad Hayes Signature of Individual

Brendan Eckelman Printed Name of Individual /s/ Brendan Eckelman Signature of Individual

Bryan Becklund Printed Name of Individual /s/ Bryan Becklund Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Central Valley Administrators, Inc.
Printed Name of Entity

By:	/s/ Richard Merkin

Name:	Richard Merkin

Title:	President

Chelsie Hata
Printed Name of Individual

/s/ Chelsie Hata
Signature of Individual

Christopher A. Herr
Printed Name of Individual

/s/ Christopher A. Herr
Signature of Individual

City Hill Venture Partners I, LLC
Printed Name of Entity

By:	/s/ Jonathan Lim

Name:	Jonathan Lim

Title:	Managing Partner

David & Lucy Eisenberg Living Trust
Printed Name of Entity

By:	/s/ David Eisenberg

Name:	David Eisenberg

Title:	Trustee

By:	/s/ Lucy Eisenberg

Name:	Lucy Eisenberg

Title:	Trustee

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Dennis Wasser Living Trust
Printed Name of Entity

By:	/s/ Dennis M. Wasser

Name:	Dennis M. Wasser

Title:	Trustee

Diane C. Suntken
Printed Name of Individual

/s/ Diane C. Suntken
Signature of Individual

Florian Sulzmaier
Printed Name of Individual

/s/ Florian Sulzmaier
Signature of Individual

Glaser Revocable Trust
Printed Name of Entity

By:	/s/ Jeremy D. Glaser

Name:	Jeremy D. Glaser

Title:	Trustee

Grant Guenther
Printed Name of Individual

/s/ Grant Guenther
Signature of Individual

Guy Salvesen
Printed Name of Individual

/s/ Guy Salvesen
Signature of Individual

Henry Chan
Printed Name of Individual

/s/ Henry Chan
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

HGA Trust II
Printed Name of Entity

By:	/s/ Jonathan George

Name:	Jonathan George

Title:	Managing Trustee

The HAGF Limited Partnership
Printed Name of Entity

By:	/s/ Henry J. George

Name:	Henry J. George

Title:	Managing Trustee

J.J. O’Neill Foundation DTD 12-29-1954
Printed Name of Entity

By:	/s/ Jeffrey L. Brandon

Name:	Jeffrey L. Brandon

Title:	Trustee

Jacob J. Gano
Printed Name of Individual

/s/ Jacob J. Gano
Signature of Individual

Jason Ho
Printed Name of Individual

/s/ Jason Ho
Signature of Individual

John Reed
Printed Name of Individual

/s/ John Reed
Signature of Individual

John T. Aston
Printed Name of Individual

/s/ John T. Aston
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Diane Catherine Suntken Revocable Trust dated October 11, 2018
Printed Name of Entity

By:	/s/ Diane Catherine Suntken

Diane Catherine Suntken, Trustee

John Timmer
Printed Name of Individual

/s/ John Timmer

Signature of Individual

Katelyn M. Willis
Printed Name of Individual

/s/ Katelyn M. Willis

Signature of Individual

Klaus W. Wagner, MD PhD
Printed Name of Individual

/s/ Klaus Wagner
Signature of Individual

Kyle Jones
Printed Name of Individual

/s/ Kyle Jones
Signature of Individual

Leana Nguyen
Printed Name of Individual

/s/ Leana Nguyen
Signature of Individual

Lucas Rascon
Printed Name of Individual

/s/ Lucas Rascon
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Marit Sofie Johansen
Printed Name of Individual

/s/ Marit Sofie Johanen
Signature of Individual

Mars B Inc., Defined Benefit Plan
Printed Name of Entity

By:	/s/ Robert Kayyem

Name:	Robert Kayyem

Title:	President

Michael Kaplan
Printed Name of Individual

/s/ Michael Kaplan

Signature of Individual

Milton Ma
Printed Name of Individual

/s/ Milton Ma
Signature of Individual

Partners Admin LLC
Printed Name of Entity

By:	/s/ Scott Tominaga

Name:	Scott Tominaga

Title:	Chief Operating Officer

Peter Mullin Family Trust UDT 12/18/00
Printed Name of Entity

By:	/s/ Peter W. Mullin

Name:	Peter W. Mullin

Title:	Trustee

Peter Nguy
Printed Name of Individual

/s/ Peter Nguy
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly

Name:	Colette H. Featherly

Title:	Senior Vice President

Polina Brodsky
Printed Name of Individual

/s/ Polina Brodsky

Signature of Individual

Quinn Deveraux
Printed Name of Individual

/s/ Quinn Deveraux

Signature of Individual

Ragnar Klevaas
Printed Name of Individual

/s/ Ragnar Klevaas
Signature of Individual

Rajay Pandit
Printed Name of Individual

/s/ Rajay Pandit
Signature of Individual

Douglas G. Forsyth and Rosanna Forsyth, as Co-trustees of the Forsyth Family Trust, Dated July 20, 2001
Printed Name of Entity

By:	/s/ Doug Forsyth

Name:	Doug Forsyth

Title:	Trustee

Amy Conrad
Printed Name of Individual

/s/ Amy Conrad
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

U.S. TRUST COMPANY OF DELAWARE TRUSTEE UNDER AGREEMENT DATED DECEMBER 7 2005 BY ERIK P NYGAARD (“Newfarm 12/07/05 Trust”)
Printed Name of Entity

By:	/s/ William E. Warren

Name:	William E. Warren

Title:	Vice President

Rand Mulford
Printed Name of Individual

/s/ Rand Mulford

Signature of Individual

Robert Kayyem
Printed Name of Individual

/s/ Robert Kayyem

Signature of Individual

Milly Kayyem
Printed Name of Individual

/s/ Milly Kayyem
Signature of Individual

Rutger Jackson

Printed Name of Individual

/s/ Rutger Jackson
Signature of Individual

Howell Family Trust Dtd 10/3/03
Printed Name of Entity

By:	/s/ Stephen B. Howell

Name:	Stephen B. Howell

Title:	Trustee

Stephen B. Howell
Printed Name of Individual

/s/ Stephen B. Howell
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Stuart Bussell
Printed Name of Individual

/s/ Stuart Bussell

Signature of Individual

The Girls, LLC
Printed Name of Entity

By:	/s/ Robert Kayyem

Name:	Robert Kayyem

Title:	President

The Jon F. Kayyem and Paige Gates-Kayyem Family Trust
Printed Name of Entity

By:	/s/ Jon Kayyem

Name:	Jon Kayyem

Title:	Trustee

Thomas Delaney
Printed Name of Individual

/s/ Thomas Delaney
Signature of Individual

Tom D. Linkous IRA
Printed Name of Individual

/s/ Tom D. Linkous
Signature of Individual

Will Crago
Printed Name of Individual

/s/ Will Crago

Signature of Individual

Victor Nizet, MD
Printed Name of Individual

/s/ Victor Nizet
Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Diane C Suntken – IRA Services Trust Company FBO Diane C Suntken IRA
Printed Name of Individual

/s/ Diane C. Suntken

Signature of Individual

Diane C Suntken – IRA Services Trust Company FBO Diane C Suntken Roth IRA
Printed Name of Individual

/s/ Diane C Suntken

Signature of Individual

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTORS:

LAV SUMMIT LIMITED

/s/ Yu Luo
Yu Luo
Authorized Signatory

RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Management, LLC, its general partner

By:	/s/ Rajeev Shah

Name:	Rajeev Shah

Title:	Authorized Signatory

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Abayomi A. Adigun

Name:	Abayomi A. Adigun
Title:	Investment Manager DUMAC, Inc., Authorized Agent

By:	/s/ Jannine M. Lall

Name:	Jannine M. Lall

Title:	Controller DUMAC, Inc., Authorized Agent

City Hill, LLC Printed Name of Entity

By:	/s/ Jonathan Lim

Name:	Jonathan Lim

Title:	Managing Partner

Douglas G Forsyth and Rosanna Forsyth as Co Trustees of the Forsyth Family Trust, Date July 20, 2001 Printed Name of Entity

By:	/s/ Doug Forsyth

Name:	Doug Forsyth

Title:	Trustee

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

NYGAARD CHILDREN’S TRUST Printed Name of Entity

By:	/s/ Pavla Nygaard

Name:	Pavla Nygaard

Title:	Trustee

U.S. TRUST COMPANY OF DELAWARE TRUSTEE UNDER AGREEMENT DATED DECEMBER 7 2005 BY ERIK P NYGAARD (“Newfarm 12/07/05 Trust”) Printed Name of Entity

By:	/s/ William E. Warren

Name:	William E. Warren

Title:	Vice President

MPH Holdings, LLC Printed Name of Entity

By:	/s/ Christopher Herr

Name:	Christopher Herr

Title:	Managing Partner

Margery B. Fischbein Separate Property Trust dated September 4, 2009 Printed Name of Entity

By:	/s/ Margery Fischbein

Name:	Margery Fischbein

Title:	Trustee

The Terrie L. Holly, Marital Trust Printed Name of Entity

By:	/s/ Terrie Wright

Name:	Terrie Lee Holly Wright

Title:	Trustee

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Mark T Williamson Printed Name of Individual

/s/ Mark Williamson Signature of Individual

ALEXANDRIA VENTURE INVESTMENTS, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, INC.,

a Maryland corporation, managing member

Printed Name of Entity

By:	/s/ Aaron Jacobson

Name:	Aaron Jacobson

Title:	SVP – Venture Counsel

MINTZ LEVIN SPECIAL INVESTMENT FUND LLC- Series FY19

By:	/s/ Marc Mantell

Name:	Marc Mantell

Title:	Manager

MERIDIAN SMALL CAP GROWTH FUND

By:	its Investment Adviser
ArrowMark Colorado Holdings, LLC

By:	/s/ David Corkins

Name:	David Corkins

Title:	Managing Member

ARROWMARK LIFE SCIENCE FUND, LP

By:	its General Partner
AMP Life Science GP, LLC

By:	/s/ David Corkins

Name:	David Corkins

Title:	Managing Member

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

ARROWMARK FUNDAMENTAL OPPORTUNITY FUND, L.P.

By: its General Partner
ArrowMark Partners GP, LLC

By:	/s/ David Corkins

Name: David Corkins
Title: Managing Member

LOOKFAR INVESTMENTS, LLC

By:	/s/ David Corkins

Name: David Corkins
Title: Managing Member

CF ASCENT LLC

By:	/s/ David Corkins

Name: David Corkins
Title: Managing Member

THB IRON ROSE LLC

By: its Investment Adviser ArrowMark Colorado Holdings LLC

By:	/s/ David Corkins

Name: David Corkins
Title: Managing Member

IRON HORSE INVESTMENT, LLC

By: its Investment Adviser ArrowMark Colorado Holdings LLC

By:	/s/ David Corkins

Name: David Corkins
Title: Managing Member

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THB IRON ROSE LLC, LIFE SCIENCE PORTFOLIO

By: its Investment Adviser
ArrowMark Colorado Holdings LLC

By:	/s/ David Corkins

Name: David Corkins
Title: Managing Member

/s/ Tony Yao Tony Yao

WuXi Biologics Healthcare Ventures

By:	/s/ Zhisheng Chen

Name:	Zhisheng Chen

Title:	Director

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SCHEDULE C

NON-COMPETE PARTIES

Name

Mark Paul Lappe

Quinn Deveraux

Brandon Eckelman

Klaus Wagner

John Timmer

EXHIBIT A

CONSENT OF SPOUSE

I, [                ], spouse of [                ], acknowledge that I have read the Right of First Refusal and Co-Sale Agreement, dated as of [            ], 2018, to which this Consent is attached as Exhibit A (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon a Proposed Key Holder Transfer of shares of Transfer Stock of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of Transfer Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Transfer Stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [    ] day of [                    ,             ].

Signature

Print Name